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Exhibit (a)(1)(G)

        Letter to Current and Former Intralinks Employees who own
Shares held on Solium's Shareworks Platform
to Tender Shares of Common Stock
of

Intralinks Holdings, Inc.

at
$13.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase Dated December 19, 2016
by

GL Merger Sub, Inc.,
a wholly owned subsidiary of

Synchronoss Technologies, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON WEDNESDAY, JANUARY 18, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY PURCHASER (AS IT MAY BE SO EXTENDED, THE "EXPIRATION TIME").

The undersigned represents that I (we) have full authority to surrender without restriction the shares listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of common stock, par value $0.001 per share (collectively, the "Shares"), of Intralinks Holdings, Inc. ("Intralinks") tendered pursuant to this Letter by current or former employees of Intralinks (or its direct or indirect subsidiaries) who own Shares on Solium's Shareworks platform (this "Letter"), at a price of $13.00 per share, net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 19, 2016 (together with any amendments or supplements thereto, the "Offer to Purchase" and, together with this Letter of Transmittal, together with any amendments or supplements thereto, the "Offer").

Mail or deliver this Letter to:

If delivering by mail, hand, express mail, courier,
or other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219
Fax# (718) 234-5001

        Pursuant to the offer of GL Merger Sub, Inc. ("Purchaser") to purchase all outstanding Shares of Intralinks, the undersigned surrenders the following Shares of Intralinks held in such individual's account on Solium's Shareworks platform:

DESCRIPTION OF SHARES SURRENDERED

Name and Address of Intralinks' Current or Former Employee	Total Number of Shares Held in such Individual's Account on Solium's Shareworks Platform to be Tendered in the Offer*

* Please contact Solium's Participant Services Group if you do not know the number of Shares you currently hold.

Instructions with Respect to
Offer to Purchase For Cash
All Outstanding Shares of Common Stock
of

Intralinks Holdings, Inc.
at

$13.00 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated December 19, 2016
by

GL Merger Sub, Inc.
a wholly owned subsidiary of

Synchronoss Technologies, Inc.

IN ORDER TO PROPERLY TENDER (OR WITHDRAW A PREVIOUSLY PROVIDED INSTRUCTION TO TENDER) THE SHARES SET FORTH BELOW, THE DEPOSITARY NOTED BELOW MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 5:00 P.M. ON JANUARY 11, 2016 (UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED PRIOR TO SUCH DATE BY PURCHASER) IN ORDER TO BE ABLE TO PROPERLY INSTRUCT THE STOCK PLAN ADMINISTRATOR DESCRIBED BELOW TO TENDER THE SHARES.

        The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated December 19, 2016 (together with any amendment or supplements thereto, the "Offer to Purchase"), and in the related Letter of Transmittal (together with any amendments or supplements thereto, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by GL Merger Sub, Inc., a Delaware corporation ("Purchaser"), to purchase all outstanding shares of common stock, par value $0.001 per share ("Shares"), of Intralinks Holdings, Inc., a Delaware corporation ("Intralinks"), at a price of $13.00 per Share, net to the seller in cash, without interest and subject to any required withholding taxes (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. Purchaser is a wholly owned subsidiary of Synchronoss Technologies, Inc., a Delaware corporation.

        The undersigned hereby instruct(s) you to tender the number of Shares indicated on the cover page hereto (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC, the Depositary for the Offer, will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, it is recommended that all such documents be sent by properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:
Shareworks Account Number (which is the same as your Shareworks login):	Signature(s):

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  Exhibit (a)(1)(G)